[Letterhead of Rosenberg Smith & Partners]

Exhibit 23.2


            CONSENT OF ROSENBERG SMITH & PARTNERS, INDEPENDENT AUDITORS




This letter is to constitute our consent to include the audit report of On The Go Healthcare, Inc. as of July 31, 2003 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.




/s/Rosenberg Smith & Partners
-----------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario November 10, 2004




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